Mycotopia Therapies Acquires AI Robotics Assets with a Total Transaction Value of $9 Million

Miami, FL – December 4, 2023 - Mycotopia Therapies Inc. (“Mycotopia Therapies”) (“the Company”) (OTC: TPIA) announced today it has purchased certain assets of Philon Labs, LLC ("Philon Labs"), including patents related to innovative AI robotics based home health products.

With this acquisition Mycotopia Therapies has begun its transition to a growth-oriented company using Artificial Intelligence ("AI") to transform great ideas and innovative solutions into disruptive products using advanced engineering and design techniques. The patents acquired from Philon Laps relate to their “Milky Way" and "Phill Robot" products.

Phill is the first massage robot with a 35 inch range, 15 lb massage force and is AI controlled.

It’s the only massage robot in the market assisted by Artificial Intelligence and with a wide variety of massage patterns made to take your relaxation to a whole new level.

The Milky Way is the first smart fridge for breast milk storage bags. Its automated vertical rotating storage system organizes every bag by date and ounces freezing them evenly.

Mycotopia Therapies will change its name to AiBotics to reflect the Company's focus on AI enhanced products and revolutionizing the way technological products are developed and deployed to fulfill the needs of individuals and businesses worldwide. The Company plans to file with the Financial Industry Regulatory Authority (FINRA) to change the name of the company to AiBotics and the trading symbol to ABIT.

Since its inception in Latin America in 2020, Philon Labs has been at the forefront of technological advancements. The "Milky Way" and "Phill Robot" are testaments to their design genius.

Flagship Products: Phill Robot and Milkyway

The Phill Robot, Philon Labs' flagship AI-powered massage robot uses advanced AI algorithms to learn and adapt to user preferences for a bespoke massage experience. With its range of massage accessories, this compact marvel signifies a leap in the wellness industry.

Phill Robot is the first massage, scratch, and caress robot featuring cutting-edge AI technology, poised to redefine the massage experience by bringing unparalleled convenience to the user's bedside. This innovative creation takes the approach to relaxation and stress relief to the next level, delivering a personalized and spa-quality massage within the confines of one's home. Phill embodies the essence of a groundbreaking "massage-on-demand" experience.

Phill boasts a patented deployment system with a foldable, long-range arm. It has a 35-inch range and 15-pound massage force, and it is AI-controlled with a wide variety of massage patterns. When in a folded and stored state, it seamlessly serves as a stylish nightstand adjacent to your bed. Distinguished by utilizing top-tier materials and finishes, Phill emerges as the epitome of modernity and sophistication in the robotic market.

The Milkyway, a pioneering smart refrigerator for breast milk storage, epitomizes Philon Labs' commitment to addressing real-world challenges. Its automated vertical rotating system and stylish design cater to modern parenting needs, showcasing Philon's acumen in creating solutions that resonate with consumers. Milkyway features a pioneering patent-pending vertical rotating storage system that efficiently organizes bags by date and ounces, ensuring even freezing. It is fully customizable with a sleek design adaptable to any kitchen or room, and the standard version accommodates up to 99 breast milk storage bags. For larger capacities, a customized version can store 120+ bags, making it ideal for hospitals and nursing rooms. The Milkyway app offers real-time updates on freezing temperature and milk inventory, aiding in monitoring the baby's breastfeeding habits and schedules.

Patents and Trademarks

Mycotopia acquired the following patents from Philon Labs:

•Philon Labs’ was granted patent number WO/2023/019235 titled Smart Freezer For Organizing Breast Milk Storage Bags, by the World Intellectual Property Organization (WIPO) for Milkyway in October 2023. The Milkyway patent recently earned recognition as the Most Outstanding Patent of the Month for November in the state of Florida.

•Philon Labs filed US patent application number 17/314,995 for Phill Robot with the US Patent and Trademark Office (USPTO) on May 7, 2021. The patent is currently pending and awaiting assignment.

•Philon Labs filed a trademark application, US Serial Number 97847341, for Phill Robot with the USPTO on March 20, 2023.

David Gruszka, Co-Founder and CEO of Philon Labs, who will become President of Mycotopia, said, "the Phill Robot prototype stands as a testament to cutting-edge technology, embodying a vision for elevated AI functionality and a seamlessly immersive user experience. With the current model demonstrating substantial potential, the imminent integration of advanced sensors, AI software, and user-friendly interfaces could revolutionize the product's capabilities.” Mr. Gruszka continued, “As we embark on our ambitious production goals and market strategy for 2024, our developmental roadmap for Phill Robot follows a phased approach, prioritizing empirical testing and expert-driven design. We are committed to harmonizing innovative design with efficient production through a strategic partnership with a seasoned manufacturing firm, advancing the product toward commercial readiness."

Terms of the Agreement

Under the terms of the Agreement, Mycotopia Therapies will acquire certain assets of Philon Labs, including Phill Robot and Milkyway.

In consideration for the acquisition of the Assets, Mycotopia Therapies will issue a new class of Preferred Stock with a face value of $2,000,000 convertible into shares of the Common Stock of Mycotopia. All shares of Preferred Stock and Common Stock issued in conjunction with the transaction will be "restricted securities," as defined in Rule 144 under the Securities Act of 1933, as amended.

"This major transaction will provide the Company with the platform to grow and build value for all of our stakeholders," said Ben Kaplan, Chief Executive Officer of Mycotopia Therapies. "The name change from Mycotopia Therapies to AiBotics reflects the core DNA of the Company, making high-quality products using Artificial Intelligence ("AI") to transform great ideas and smart solutions into disruptive products using advanced engineering and design techniques.” Mr. Kaplan added, “Our shareholders, employees, vendors, and partners remain our priority as we work together to position the business for its next chapter. As we head into our next growth phase, the timing is ideal for us as a company and our shareholders to make the move."

About Mycotopia Therapies

Mycotopia Therapies focuses on helping you heal and reclaim your life. Your journey of healing is an understanding of mental and physical wellness with a professional team of mental wellness practitioners and cutting-edge technology. Mycotopia believes in a holistic and spiritual approach to providing healing. Investors and interested parties can find additional information about Mycotopia Therapies on the Company's website at https://www.mycotopiatherapies.com.

Forward-Looking Statement Disclaimer

This press release contains “forward-looking statements” within the meaning of applicable securities legislation. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are based on certain assumptions, opinions and estimates of management and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements: (i) the initiation, timing, progress and results of the Company’s research, manufacturing and other development efforts; (ii) the Company’s ability to advance its products to successfully complete development and commercialization; (iii) the manufacturing, development, commercialization, and market acceptance of the Company’s products; (iv) the lack of sufficient funding to finance the product development and business operations; (v) competitive companies and technologies within the Company’s industry and introduction of competing products; (vi) the Company’s ability to establish and maintain corporate collaborations; (vii) loss of key management personnel; (viii) the scope of protection the Company is able to establish and maintain for intellectual property rights covering its products and its ability to operate its business without infringing the intellectual property rights of others; (ix) potential failure to comply with applicable health information privacy and security laws and other state and federal privacy and security laws; and (x) the difficulty of predicting actions of the U.S. Food and Drug Administration and its regulations. All forward-looking statements included in this press release are made only as of the date of this press release. The Company does not undertake an obligation to publicly update such forward-looking statements to reflect new information, subsequent events, or otherwise, except as required by applicable law.

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